EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-232104) and Form S-8 (No. 333- 259776, 333-213041, 333-213039, 333-150634, 333-150635, 333-168463, 333-183226, 333-195801, 333-249455 and 333-245010) of Startek, Inc. of our reports dated March 28, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO India LLP

Mumbai, India

March 28, 2023